Exhibit 99.2

CONSENT OF J.P. MORGAN SECURITIES LLC

We hereby consent to (i) the inclusion of our opinion letter dated July 13, 2023 to the board of directors of Denbury Inc. (“Denbury”) as Annex B to the proxy statement/prospectus that forms a part of amendment no. 1 to the registration statement on Form S-4 (the “Registration Statement”) relating to the proposed merger of Denbury with a wholly owned subsidiary of Exxon Mobil Corporation and (ii) the references to such opinion in such proxy statement/prospectus. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we hereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “experts” as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

By:	/s/ J.P. MORGAN SECURITIES LLC
J.P. MORGAN SECURITIES LLC

September 27, 2023